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                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  ON SCHEDULE


To AM International, Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements included in AM International, Inc.'s Annual Report to Stockholders incorporated by reference in this Form 10-K, and have issued our report thereon dated October 29, 1996. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Part IV, Item 14(A)(2) is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                              ARTHUR ANDERSEN LLP

Chicago, Illinois
October 29, 1996
            _______________________________________________________

                                   EXHIBIT 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS WITH
                              RESPECT TO FORM S-8



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Registrant's previously filed Registration Statement (Registration No. 33-87288) on Form S-8.

Chicago, Illinois
October 29, 1996


                             ARTHUR ANDERSEN LLP



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